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                                                                    EXHIBIT 99.2


VALUATION AND QUALIFYING ACCOUNTS

FINANCIAL STATEMENT SCHEDULE II
I-SECTOR CORPORATION
VALUATION AND QUALIFYING ACCOUNTS
AS OF DECEMBER 31, 2003
(In Thousands)

                                            Balance at       Charges to
                                            Beginning        Costs and                   Other    Balance at
         Description                         of Year         Expenses      Write-offs   Changes   End of Year
         -----------                        ---------        ----------    ----------   -------   -----------
Accumulated provision deducted
from related assets on balance sheet:
         Allowance for doubtful
            accounts receivable:
              2001                               740          1,052           (539)          --        1,253
              2002                             1,253            910         (1,235)          --          928
              2003                               928            448           (764)          --          612

         Allowance for doubtful notes
            receivable:
              2001                                --             --             --           --            -
              2002                                --            361             --           --          361
              2003                               361            321            (59)          --          623

         Inventory reserves:
              2001                               395             --           (251)          --          144
              2002                               144             --           (144)          --           --
              2003                                --             --             --           --           --